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                                                                       Exhibit 5

                       (Pedersen & Houpt, P.C. Letterhead)

September 25, 2000

Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston Salem, North Carolina 27104

Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, relating to the registration of the sale of 562,285 shares (the "Shares") of common stock, $.001 par value per share, of Blue Rhino Corporation, a Delaware corporation (the "Company"), for the respective accounts of certain stockholders of the Company. We have acted as special counsel to the Company with respect to the opinions set forth herein.

         In rendering the opinions hereinafter set forth, we examined, among other things:

         1.       The Registration Statement;

         2. The Company's Second Amended and Restated Certificate of Incorporation;

         3.       The Company's Amended and Restated Bylaws; and

         4. Resolutions of the Company's Board of Directors dated February 18, 2000.

We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary for the opinions hereinafter set forth. As to factual matters known to the Company, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company's duly authorized representatives.

         We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and federal laws of the United States of America. Notwithstanding the foregoing, we express no opinion with respect to the blue sky or securities laws of any state, including Illinois and Delaware.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Pedersen & Houpt,
                                                  ---------------------
                                                  a Professional Corporation